EXHIBIT 10.10
FIRST AMENDMENT TO LOAN DOCUMENTS
     THIS FIRST AMENDMENT TO LOAN DOCUMENTS dated as of July 20, 2005 (this “Amendment”), is executed by and between MVC Capital, Inc., a Delaware corporation (the “Borrower”), whose address is 287 Bowman Avenue, Purchase, New York 10577, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), whose address is 135 South La Salle Street, Chicago, Illinois 60603.
R E C I T A L S:
     A. The Borrower and the Bank entered into that certain Loan Agreement dated as of October 28, 2004 (the “Loan Agreement”), pursuant to which Loan Agreement the Bank has made a revolving loan to the Borrower evidenced by that certain Revolving Note dated as of October 28, 2004 in the maximum principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00), executed by the Borrower and made payable to the order of the Bank (the “Revolving Note”).
     B. At the present time the Borrower and the Bank are agreeable to (i) an extension of the Maturity Date, and (ii) an increase in the maximum principal amount of the Loans, pursuant to the terms and conditions hereinafter set forth.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:
A G R E E M E N T S:
     1. Recitals. The foregoing Recitals are hereby made a part of this Amendment.
     2. Definitions. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.
     3. Amendments to the Loan Agreement and the Revolving Note. The Loan Agreement and the Revolving Note are hereby amended as follows:
     3.1 by deleting all references to “$20,000,000.00” and inserting “$30,000,000.00” in lieu thereof; and
     3.2 by deleting all references to “October 31, 2005” and inserting “August 31, 2006” in lieu thereof.
     4. Amendments to Other Loan Documents. The other Loan Documents are hereby amended to the extent necessary to comply with the foregoing amendments to the Loan Agreement and the Revolving Note.

     5. Representations And Warranties. To induce the Bank to enter into this Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:
     5.1 Organization. The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate corporate power to carry on and conduct its business as presently conducted. Borrower is duly qualified in each jurisdiction in which the failure to so qualify is reasonably likely to have a Material Adverse Effect on Borrower. The Articles of Incorporation and By-laws of the Borrower have not been changed or amended since the most recent date that certified copies thereof were delivered to the Bank, except for the changes effected by the Fifth Amended and Restated By-Laws of MVC Capital, Inc., a true and complete copy of which is annexed hereto as Exhibit A. The exact legal name of the Borrower is as set forth in the preamble of this Amendment, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name. The Borrower will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure, without giving the Bank at least five (5) days’ prior written notice thereof.
     5.2 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Loan Documents, as amended hereby, and to perform its obligations under the Loan Documents, as amended hereby.
     5.3 No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Loan Documents, as amended hereby, do not and will not conflict with any provision of law or of the Articles of Incorporation or Bylaws of the Borrower or of any agreement binding upon the Borrower that will have a Material Adverse Effect on Borrower.
     5.4 Validity and Binding Effect. The Loan Documents, as amended hereby, are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.
     5.5 Compliance with Loan Documents. The representation and warranties made by the Borrower in the Loan Documents, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, except for such changes as are specifically permitted under the Loan Documents and except to the extent that any such representation or warranty expressly refers to a specific earlier date. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Documents in all material respects.
     5.6 No Event of Default. As of the date hereof, no Event of Default under any of the Loan Documents, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.
     6. Conditions Precedent. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following:
     6.1 Amendment. This Amendment executed by the Borrower and the Bank.
     6.2 Resolutions. A certified copy of resolutions of the Board of Directors and/or shareholders of the Borrower authorizing the execution, delivery and performance of this Amendment and the related loan documents.
     6.3 Other Documents. Such other documents, certificates and/or resolutions as the Bank may reasonably request.
     7. General.
     7.1 Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Loan Documents and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Documents and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Documents and this Amendment.
     7.2 Successors and Assigns. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.
     7.3 Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents, except as specifically modified or amended by the terms of this Amendment.
     7.4 References to Loan Agreement. Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.
     7.5 Expenses. The Borrower shall pay all reasonable out-of-pocket costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Bank or any affiliate or parent of the Bank. The

Borrower shall pay any and all reasonable out-of-pocket costs stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.
     7.6 Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Loan Documents as of the date first above written.

MVC CAPITAL, INC., a Delaware corporation
By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION, a national banking association
By:
Name:
Title: